Exhibit 10.3
PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT

THIS PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT (this “Agreement”) is made effective as of the 17th day of January, 2017 (the “Effective Date”), between Christopher & Banks Corporation, a Delaware corporation (the “Company”), and Joel N. Waller (“Employee”) to record the granting of an employment inducement award authorized by the Company’s Board of Directors (the “Board”) pursuant to the New York Stock Exchange Listed Company Manual Rule 303A.08 (the “Board Authorization”).

1.    Award.

(a)    Shares. In accordance with the Board Authorization, the Company hereby grants, as of the Effective Date, 200,000 shares (the “Restricted Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), in two equal tranches of 100,000 shares each, as hereinafter provided, in Employee’s name, subject to certain restrictions thereon.

(b)    Issuance of Restricted Shares. The Restricted Shares shall be issued to Employee in book-entry form, with appropriate legends regarding the Forfeiture Restrictions (as defined in Section 2 (a)), effective as of the Effective Date, upon execution hereof by Employee and upon satisfaction of the conditions of this Agreement.

2.    Restrictions. Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a)    Forfeiture Restrictions. Unless or until the performance criteria described in Exhibit A to this Agreement are met, the Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of. Employee shall, for no consideration, immediately forfeit to the Company all Restricted Shares subject to the Forfeiture Restrictions (as hereinafter defined) that do not vest in accordance with this Agreement, including Exhibit A. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon failure to meet the performance criteria in Exhibit A are herein referred to as the “Forfeiture Restrictions”.

(b)    Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with, and to the extent provided in, Exhibit A.

Notwithstanding the other provisions of this Agreement, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the occurrence, prior to the Vesting Date (as defined in Exhibit A), of a Change in Control (as such term is defined in Section 8 below).

In the event Employee is terminated for Cause (as defined in Section 8 below) prior to the lapsing of the Forfeiture Restrictions, the Restricted Shares shall be immediately forfeited.

Upon the lapse of the Forfeiture Restrictions without forfeiture, and following payment of the applicable withholding taxes pursuant to Section 3 hereof, the Company shall cause the restrictions and/or legend described above to be removed from the shares upon which Forfeiture Restrictions lapsed (less any shares withheld to pay taxes), and shall cause to be delivered such shares to Employee, by book-entry registration.

Notwithstanding any other provisions of this Agreement, the delivery of any shares of Common Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law. The Company shall not be obligated to deliver any shares of Common Stock if the delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange. In addition, the grant of the Restricted Shares and the delivery of any shares of Common Stock following the lapse of the Forfeiture Restrictions pursuant to this Agreement are subject to the Company’s Recoupment Policy adopted November 11, 2015.

Employee shall not be entitled to vote the Restricted Shares prior to vesting. Subject to the following sentence, the Company shall accrue, for the benefit of Employee, all dividends paid on shares of Common Stock with respect to the shares of Restricted Stock, which accrued amount will be paid to Employee on the date that Forfeiture Restrictions lapse with respect to the shares of Common Stock, if any, that vest pursuant to this Agreement. All dividends accumulated with respect to forfeited Restricted Shares shall be irrevocably forfeited.

(c)    Assignment of Restricted Shares. Employee may assign the Restricted Shares to Joel N. Waller, or his successor(s), as Trustee of the Joel N. Waller Revocable Trust U/A dated January 26, 2005, including amendments thereto (the “Waller Trust”); provided that, no later than the effective date of such transfer, the Trustee of the Waller Trust delivers a certificate, signed by the Trustee, to the Company (Attention: General Counsel) acknowledging and agreeing that the Waller Trust is subject to all of the terms and conditions of this Agreement to the same extent as if it were Employee.

3.    Income Tax Matters. In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Employee, are withheld or collected from Employee. In accordance with such rules as may be adopted by the Committee, Employee may elect to satisfy Employee’s tax withholding obligations arising from the receipt of, or the lapse of Forfeiture Restrictions relating to, the Restricted Shares, by (i) delivering cash, a check (bank check, certified check or personal check) or a money order payable to the Company, (ii) having the Company withhold a portion of the Vested Restricted Shares (as defined in Exhibit A) otherwise to be delivered having a Fair Market Value (as defined below) equal to the amount of such taxes, (iii) delivering to the Company shares of Common Stock held by Employee for more than six (6) months (or such period as the Committee may deem appropriate for accounting purposes or otherwise) having a Fair Market Value equal to the amount of such taxes, or (iv) if approved by the Committee, a combination of the methods described above. If the number of shares of Common Stock to be delivered to

Employee is not a whole number, then the number of shares of Common Stock shall be rounded down to the nearest whole number. Employee’s election regarding satisfaction of withholding obligations is to be made on or before the date that the amount of tax to be withheld is determined.

4.    Employment Relationship. Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company or its subsidiaries shall continue to employ Employee, and this Agreement shall not affect in any way the right of the Company or any of its subsidiaries to terminate the employment of the Employee. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of the Company, any successor corporation or a parent or subsidiary corporation of the Company or any successor corporation. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and, subject to the provisions of Section 7, its determination shall be final (the “Termination Determination”).

5.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all lawful successors to Employee.

6.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws.

7.    Mediation. If the Board or Committee makes a Termination Determination, then the Company shall provide written notice thereof to Employee (the “Termination Notice”). If Employee disagrees with the determination referred to in the Termination Notice, then Employee may request that the Company participate in mediation in an effort to resolve the disagreement. Employee shall make such request by submitting to the Company (Attention: General Counsel) and to JAMS (c/o its Minneapolis office or, if none, its Chicago office) (the “Mediation Facilitator”), within ten (10) calendar days of the date of the Termination Notice, a written request for mediation (the “Mediation Request”). The parties will cooperate with the Mediation Facilitator and with one another in selecting a mediator from the Mediation Facilitator’s panel of neutrals, and in scheduling the mediation proceedings in the Minneapolis, Minnesota area. In the event that the parties are unable to select a mediator within ten (10) calendar days of the date of the Mediation Request, the Mediation Facilitator shall appoint the mediator and the mediation shall be held as soon as practicable thereafter, but no later than twenty-one (21) calendar days after a mediator has been selected or appointed. The Company covenants that it will participate in the mediation in good faith through representation by an appropriate member of its executive management and Employee covenants that he will personally participate in the mediation in good faith. The parties will share equally the costs of the mediation process, including all fees and expenses of the mediator, but shall each be responsible for its or his own expenses of participating in the mediation. In the event the parties are unable to resolve the dispute through mediation, then the Termination Determination shall be final and binding.

8.    Definitions.

(a)“Cause” shall mean (i) if the Employee is a party to an employment, severance (or similar) agreement with the Company or any employing subsidiary of the Company that defines the word “cause” (or similar term), then Cause for purposes of this Agreement shall have the meaning ascribed to it under that agreement; and (ii) if there is no such agreement or definition, Cause shall mean (A) any fraud, misappropriation or embezzlement by Employee in connection with or affecting the business of the Company or its affiliates, (B) any conviction of (including any plea of guilty or no contest to) a felony or a gross misdemeanor by Employee, (C) any gross neglect or persistent neglect by Employee to perform the duties assigned to Employee or any other act that can be reasonably expected to cause substantial economic or reputational injury to the Company, or (D) any material violation of the Company’s written policies, procedures or codes of conduct by Employee; provided that, in connection with clauses (C) and (D), Employee shall first have received a written notice from the Company’s General Counsel or the Board that summarizes and reasonably describes the manner in which Employee has grossly or persistently neglected his duties, engaged in an act reasonably expected to cause substantial injury, or materially violated a Company policy, procedure or code of conduct (the “Event”) and, to the extent the Event is capable of being cured, Employee shall have fourteen (14) calendar days from the date notice of the Event is delivered to Employee (via electronic mail, regular mail, in person or otherwise) to cure the same, but the Company is not required to give written notice of, nor shall Employee have a period to cure the same or any similar failure, which was the subject of an earlier written notice to Employee under this provision.

(b)	“Change-in-Control” shall mean any of the following events:

(i)the occurrence of an acquisition by an individual, entity or group (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (but excluding (A) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (B) any acquisition by the Company or an Affiliate and (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company’s then outstanding voting securities;

(ii)at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election to the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

(iii)the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company’s voting securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company’s voting securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(iv)the sale or other disposition of all or substantially all of the assets of the Company;

(v)the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(vi)the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

(c) “Fair Market Value” with respect to one share of Common Stock as of any date shall mean (i) if the Common Stock is listed on the New York Stock Exchange or any other established stock exchange, the price of one share of Common Stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of shares of Common Stock shall have occurred on such date, on the next preceding date on which there was a sale of shares of Common Stock; (ii) if the Common Stock is not so listed on the New York Stock Exchange or any other established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes for a share of Common Stock; or (iii) if the Common Stock is not publicly traded as of such date, the per share value of a share of Common Stock, as determined by the Board, or any duly authorized Committee of the Board, in its sole discretion, by applying principles of valuation with respect thereto.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all effective as of the date first above written.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Luke R. Komarek
Luke R. Komarek

Title:	Senior Vice President & General Counsel

Date:	February 23, 2017

EMPLOYEE

Signed:	/s/ Joel N. Waller
Joel N. Waller

Date:	February 23, 2017

EXHIBIT A

Performance Vesting

This Exhibit A to the Restricted Stock Agreement, effective January 17, 2017 (the “Agreement”), contains the performance criteria for the Forfeiture Restrictions to lapse with respect to the Restricted Shares. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Agreement.

Lapse of Forfeiture Restrictions

Except as otherwise provided in the Agreement, the Forfeiture Restrictions will lapse with respect to the Restricted Shares as follows:

1.with respect to the first tranche of 100,000 Restricted Shares, if, on or prior to the Vesting Date (as defined below), the closing stock price of one share of the Company’s Common Stock, as reported on the New York Stock Exchange (“NYSE”) on any Trading Day, is equal to or greater than $3.00, and

2.with respect to the second tranche of 100,000 Restricted Shares, if, on or prior to the Vesting Date, the closing stock price of one share of the Company’s Common Stock on any Trading Day, as reported on the NYSE, is equal to or greater than $4.00.

As used herein, “Trading Day” means a day on which the NYSE is generally open for trading and trading in the Common Stock of the Company has not been suspended for any reason.

The Restricted Shares for which the Forfeiture Restrictions have lapsed in accordance with the performance criteria described above shall be referred to in the Agreement as the “Vested Restricted Shares”.

The “Vesting Date” means the earlier of the twelve-month anniversary of (i) Employee’s last day of service as interim CEO of the Company due to his death or disability; (ii) Employee’s last day of service as interim CEO due to the commencement of employment of a permanent CEO,  if Employee is not providing  consulting services to the Company under a separate arrangement as of such date; and (iii)  if the Employee is providing consulting services to the Company under a separate arrangement as of the date a permanent CEO commences employment, the last day of consulting services provided by Employee to the Company, such determination to be made by the permanent CEO.

Please Check the Appropriate Item (One of the lines must be checked):

___    I do not desire the alternative tax treatment provided for in the Internal Revenue Code Section 83(b).

___    I do desire the alternative tax treatment provided for in Internal Revenue Code Section 83(b) and desire that forms for such purpose be forwarded to me.

* I acknowledge that the Company has urged me to consult with a tax consultant or advisor of my choice before the above block is checked.

Please furnish the following information for stockholder records:

(Given name and middle initial must be used for stock registry)	Social Security Number

Address (Street)	Birth Date
Month/Day/Year

Address (City)	Day phone number

Address (Zip Code)

United States Citizen: Yes___ No___

PROMPTLY NOTIFY THIS OFFICE OF ANY CHANGE IN ADDRESS.

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